PARAGON TRADE BRANDS, INC.

                                       AND

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                   as Trustee

               --------------------------------------------------


                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of JANUARY 28, 2000


               --------------------------------------------------

              Supplement to Indenture dated as of January 28, 2000
                   (11.25% Senior Subordinated Notes due 2005)

                          FIRST SUPPLEMENTAL INDENTURE

         THIS FIRST SUPPLEMENTAL INDENTURE, dated as of January 28, 2000 ("First Supplemental Indenture") by and between PARAGON TRADE BRANDS, INC., a Delaware corporation (hereinafter called the "Company"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee under the Indenture (as hereinafter defined).

                                    RECITALS

                  On January 28, 2000, the Company and the Trustee entered into an Indenture, (hereinafter called the "Indenture;" all capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Indenture) providing for the issuance by the Company its 11.25% Senior Subordinated Notes due 2005.

                  Pursuant to Section 9.01 of the Indenture, the Company and the Trustee desire to amend Section 3.01(a) of the Indenture to cure a defect contained therein.

                  Concurrently with the execution hereof, the Company has delivered an Officers' Certificate and has caused its counsel to deliver to the Trustee an Opinion of Counsel.

                  All conditions and requirements of the Indenture necessary to make this First Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

                  For and in consideration of the mutual premises and agreements herein contained, the Company and the Trustee covenant and agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                  SECTION 1. AMENDMENTS TO INDENTURE. Pursuant to the terms hereof and Section 9.01 of the Indenture,

                  (a) the Company and the Trustee hereby amend Section 3.01(a) of the Indenture by deleting the references to "5.6250%" and "2.8125%" contained therein and substituting in their place "105.6250%" and "102.8125%", respectively.

                  (b) the Company and the Trustee hereby amend Section 8 of Exhibit A to the Indenture by deleting the references to "5.6250%" and "2.8125%" contained therein and substituting in their place "105.6250%" and "102.8125%", respectively.

                  (c) the Company and the Trustee hereby amend Section 8 of Exhibit B to the Indenture by deleting the references to "5.6250%" and "2.8125%" contained therein and substituting in their place "105.6250%" and "102.8125%", respectively.

                  SECTION 2. NOTATIONS ON GLOBAL NOTE. Pursuant to Section 9.05 of the Indenture, the Trustee is hereby authorized to place an appropriate notation on the Note regarding the terms of Section 8 thereof changed pursuant to this First Supplemental Indenture.

                  SECTION 3. EFFECTIVE DATE. This First Supplemental Indenture shall be effective as of the date first above written and upon the execution and delivery hereof by each of the parties hereto.

                  SECTION 4. GOVERNING LAW. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed in said state.

                  SECTION 5. COUNTERPARTS. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  SECTION 6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

                  SECTION 7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein.

                  SECTION 8. EFFECT OF FIRST SUPPLEMENTAL INDENTURE. Except as amended by this First Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.

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


         IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  this  First
Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first above written.

                                                  PARAGON TRADE BRANDS, INC.


Dated:  _______________                           By: /s/ Alan J. Cyron
                                                     ---------------------------
                                                  Name: ALAN J. CYRON
                                                  Title: Chief Financial Officer


                                                  NORWEST BANK MINNESOTA,
                                                  NATIONAL ASSOCIATION, as
                                                  Trustee


Dated:  __________________                        By: /s/ Jane Schweiger
                                                     ---------------------------
                                                  Name: JANE Y. SCHWEIGER
                                                  Title: Corporate Trust Officer

Agreed and Acknowledged:
                                                  PTB HOLDINGS, INC.



Dated:  _______________                           By: /s/ Alan J. Cyron
                                                     ---------------------------
                                                  Name: ALAN J. CYRON
                                                  Title: Chief Financial Officer



                                                  PTB INTERNATIONAL, INC.



Dated:  _______________                           By: /s/ Alan J. Cyron
                                                     ---------------------------
                                                  Name: ALAN J. CYRON
                                                  Title: Chief Financial Officer



                                                  PTB ACQUISITION SUB, INC.



Dated:  _______________                           By: /s/ Alan J. Cyron
                                                     ---------------------------
                                                  Name: ALAN J. CYRON
                                                  Title: Chief Financial Officer


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